Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 31, 2025, with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended March 31, 2025. We consent to the incorporation by reference of the said report in the Registration Statements of LakeShore Biopharma Co., Ltd on Forms S-8 (File Nos. 333-279544, 333-273165).

/s/ GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

Shanghai, China

July 31, 2025